UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 16, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

At the direction of the Executive Compensation Committee of the Board of Directors of Nu Skin Enterprises, Inc. (the "Company"), the Company entered into an employment agreement, effective as of April 16, 2015, with Joseph Y. Chang, Chief Scientific Officer and Executive Vice President of Product Development. Dr. Chang's employment period under the employment agreement will be April 16, 2015 to December 31, 2020 unless terminated earlier. The employment agreement includes many of the same terms as Dr. Chang's previous employment agreement, which was entered into on November 9, 2009, including the following, among others:

•	Compensation: Dr. Chang will receive a base salary, cash incentives, equity awards and other compensation, as determined by the Executive Compensation Committee of the Company's Board of Directors;

•	Vesting upon a change in control: Time-based equity awards granted to Dr. Chang will fully vest upon certain terminations of employment within six months prior to and in connection with, or within two years following, a change in control;

•	Termination payments: Dr. Chang will receive various termination payments in specified circumstances without excise tax reimbursements;

•	Consulting agreement: Upon the occurrence of certain terminations of employment, Dr. Chang and the Company will enter into a consulting agreement with a four-year term, the fees for which will be $250,000 per year less the amount of certain termination payments; and

•	Covenants: Dr. Chang will be bound by certain covenants, including non-solicitation, non-competition and non-endorsement, that are in addition to, or supersede, previous key employee covenants.

Unlike the November 9, 2009 employment agreement, this employment agreement does not entitle Dr. Chang to an annual retention bonus.  This employment agreement supersedes all previous employment letters, agreements and arrangements for Dr. Chang, including his November 9, 2009 employment agreement.

The foregoing description of the employment agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibit.

10.1	Employment Agreement, effective as of April 16, 2015 between the Company and Joseph Y. Chang.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  April 17, 2015

EXHIBIT INDEX

Exhibit No.                            Exhibit Description
10.1	Employment Agreement, effective as of April 16, 2015 between the Company and Joseph Y. Chang.